UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 592-9775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 5, 2022, Longboard Pharmaceuticals, Inc. (the "Company") announced positive topline data from a Phase 1 clinical study evaluating the central nervous system (“CNS”) pharmacokinetics (“PK”) and pharmacodynamics (“PD”) of LP352, an oral, centrally acting 5-hydroxytryptamine 2C receptor subtype superagonist, in healthy volunteers. In connection with the data release, the Company compiled a presentation entitled "The Potential of LP352", which includes LP352 preclinical and clinical summary results to date, including the data from the Phase 1 clinical study referenced above.

A copy of the presentation is furnished as Exhibit 99.1. For important information about forward-looking statements, see the slide titled “Forward-Looking Statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (“SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

As noted in Item 7.01, on December 5, 2022, the Company announced positive topline data from its Phase 1 clinical study evaluating CNS PK and PD of LP352 in healthy volunteers.

The primary objectives of the open-label, Phase 1 study are to assess the central nervous system ("CNS") pharmacokinetics ("PK") and pharmacodynamics ("PD") of orally administered LP352 in healthy adult male and female participants (n=10 in each Cohort). Objectives include the characterization of plasma and cerebrospinal fluid (“CSF”) PK, the characterization of safety and tolerability of doses with titration and taper, and the assessment of the PK-PD relationships between plasma and CSF exposure, and PD endpoints of safety and efficacy, including quantitative electroencephalogram (“qEEG”) endpoints. Two doses (Cohort 1 = 6 mg and Cohort 2 = 12 mg) of LP352 three times daily were tested over a 16-day period in addition to a screening and follow-up period. Additional cohorts of the study are ongoing.

Topline data for Cohorts 1 and 2 reported include:

•
LP352 exhibited a strong correlation between plasma and CSF PK concentration, which increased in a dose-dependent and consistent manner
•
LP352 demonstrated early qEEG changes, and sustained effects on qEEG activity after continuous dosing in a dose-dependent manner indicating receptor engagement
•
Favorable safety and tolerability results were observed in the study, with adverse events generally consistent with previous clinical studies

In addition, LP352 is being designed and dose-optimized for developmental and epileptic encephalopathies (“DEEs”). The Company is currently assessing alternative strategies to elucidate the benefits and feasibility of certain twice daily (“BID”) dosing formulations. This work is ongoing and the Company expects to complete this assessment prior to initiating a Phase 3 clinical study for LP352 for DEEs.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to Company’s expectations regarding completing its BID assessment prior to initiating a Phase 3 clinical study for LP352 for DEEs. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they prove incorrect or do not fully materialize, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: topline data may not reflect the complete or final results of a particular study or trial, and are subject to change; the Company’s ability to advance, obtain regulatory approval of and ultimately commercialize its product candidates; the timing and results of preclinical and clinical trials; the risk that positive results in a clinical trial may not be replicated in subsequent trials or successes in early stage clinical trials may not be predictive of results in later stage trials and preliminary interim data readouts of ongoing trials may show results that change when such trials are completed; the Company’s ability to fund development activities and achieve development goals; the Company’s ability to protect its intellectual property; the direct and indirect impacts geopolitical and macroeconomic events on the Company’s business; and other risks and uncertainties described under the heading “Risk Factors”

in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, its subsequently filed Quarterly Reports on Form 10-Q, and the other documents the Company files from time to time with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K , and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Slide presentation entitled "The Potential of LP352"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: December 5, 2022	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer